Member Audio/Web Conference August 2, 2013 Exhibit 99.1

Statements contained in these slides, including statements describing the objectives, projections, estimates, or predictions of the future of the Bank, may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,”
“believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home
Loan Bank of Pittsburgh (the Bank) cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, real estate, credit and mortgage markets;
volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the quarterly Other-Than-Temporary Impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the FHLBank System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services;
the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels
(including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments;
technology risks; and timing and volume of market activity. We do not undertake to update any forward-looking information. Some of the data set forth herein is unaudited.
Cautionary Statement Regarding Forward-
Looking Information

Over/
2013 2012 (Under)
Net interest income 87.5 $            92.1 $            (4.6) $
Provision (benefit) for credit losses (1.3)                0.1                 (1.4)
Net OTTI credit losses (0.4)                (10.8)              10.4
All other income 15.1               3.7                 11.4
Other expenses 36.0               34.9               1.1
Income before assessments 67.5               50.0               17.5
AHP 6.9                 5.0                 1.9
Net income 60.6 $            45.0 $            15.6 $
Net interest margin (bps) 30 34 (4)
Six months ended June 30,
Financial Highlights – Statement of Income
(in millions)

Quarterly Net Income
2Qtr 13 1Qtr 13 4Qtr 12 3Qtr 12 2Qtr 12
Net income 32.0 $   28.6 $   51.7 $   33.0 $   23.2 $
Net prepayment fees on
advances
0.4 $     1.7 $      17.5 $   2.2 $      7.4 $
Net OTTI credit losses
-           (0.4)        (0.4)        (0.2)        (3.6)
Derivative and hedging activity
7.1         1.6         8.1         3.5         (4.9)
(in millions)

$73.5 Mar-08
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
Billions
$41.2
$29.7
$25.8 Sep-11
$30.6
$40.5
Jun-13
$40.6
$40.0
Mar-13
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Period End Balances

Quarterly Advance Trend 5

Financial Highlights – Selected Balance Sheet
Six months ended June 30,
2013 2012 Amount
Average:
Total assets 59,949 $     55,212 $    4,737 $    9%
Advances 37,578        31,761       5,817       18
Total investments 18,206        19,120       (914)         (5)
June 30,  Dec 31,
2013 2012 Amount
Spot:
Advances 40,570 $     40,498 $    72 $         -           %
PLMBS (par) 2,566          2,944         (378)         (13)
Retained earnings 616             559            57            10
Percent
Over/(Under)
Over/(Under)
Percent
(in millions)
(in millions)

(in millions) June 30, Dec 31,
2013 2012
Permanent capital
(1)
3,786 $       3,807 $
Excess permanent capital
over RBC requirement 2,747 $       2,777 $
Capital ratio (4% minimum) 6.2% 5.9%
Leverage ratio (5% minimum) 9.3% 8.8%
Market value/capital stock (MV/CS)
117.9% 115.1%
Capital Requirements

(1) Permanent capital includes excess capital stock of $503 million at June 30, 2013 and
$624 million at December 31, 2012

• Dividend declared based on second quarter 2013 results
– Annualized yield of 1.0%
– Based on average stock outstanding for second quarter 2013
– Payment date:  July 30, 2013
• All remaining excess capital stock repurchased
– Effective date:  July 29, 2013
– Payment date:  July 30, 2013
• Going forward, excess capital stock to be repurchased on a monthly basis
Dividend Payment & Excess Stock Repurchase

Member Audio/Web Conference August 2, 2013